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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                  July 16, 2001



                            Perot Systems Corporation
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware                      0-22495                  75-2230700
         --------                      -------                  ----------
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE           (IRS EMPLOYER
       INCORPORATION)                  NUMBER)              IDENTIFICATION NO.)



                            12404 Park Central Drive
                               Dallas, Texas 75251

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:
                                 (972) 340-5000



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ITEM 5. OTHER EVENTS.

         On July 16, 2001, Perot Systems Corporation (the "Company") announced its agreement to purchase substantially all of the assets of Advanced Receivables Strategy, Inc. The purchase price consists of an initial cash payment of $52.4 million and possible additional cash payments of up to $50 million over the next three years. The possible future cash payments are contingent on the subsidiary conducting the ARS business achieving certain financial targets over the same period. Perot Systems has issued a press release with respect to this transaction, which is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference. See "Index to Exhibits."

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         99.1     Press Release issued by Perot Systems Corporation July 16,
                  2001



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:  July 16, 2001                  PEROT SYSTEMS CORPORATION



                                             By:  /s/ Peter A. Altabef
                                                 ------------------------------
                                                  Peter A. Altabef
                                                  Vice President, General
                                                    Counsel and Secretary


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                                INDEX TO EXHIBITS


   EXHIBIT
    NUMBER                                DESCRIPTION
    ------                                -----------
99.1            Press Release issued by Perot Systems Corporation on July 16,
                2001